SCHEDULE I

EXECUTIVE OFFICERS AND DIRECTORS OF
REPORTING PERSONS

The following sets forth the name and present principal occupation of each executive officer and director of Bank of America Corporation.  The business address of each of the executive officers and directors of Bank of America Corporation is Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255.

Name	Position with Bank of America Corporation	Principal Occupation
Brian T. Moynihan	Chief Executive Officer, President and Director	Chief Executive Officer and President of Bank of America Corporation
David C. Darnell	Co-Chief Operating Officer	Co-Chief Operating Officer of Bank of America Corporation
Geoffrey Greener	Chief Risk Officer	Chief Risk Officer of Bank of America Corporation
Terrence P. Laughlin	President, Strategic Initiatives	President, Strategic Initiatives of Bank of America Corporation
Gary G. Lynch	Global General Counsel and Head of Compliance and Regulatory Relations	Global General Counsel and Head of Compliance and Regulatory Relations of Bank of America Corporation
Thomas K. Montag	Co-Chief Operating Officer	Co-Chief Operating Officer of Bank of America Corporation
Bruce R. Thompson	Chief Financial Officer	Chief Financial Officer of Bank of America Corporation
Sharon L. Allen	Director	Former Chairman of Deloitte LLP
Susan S. Bies	Director	Former Member, Board of Governors of the Federal Reserve System
Jack O. Bovender, Jr.	Director	Former Chairman and Chief Executive Officer of HCA Inc.
Frank P. Bramble, Sr.	Director	Former Executive Officer, MBNA Corporation
Pierre de Weck[1]	Director	Former Chairman and Global Head of Private Wealth Management, Deutsche Bank
Arnold W. Donald	Director	President and Chief Executive Officer, Carnival
Charles K. Gifford	Director	Former Chairman of Bank of America Corporation
Charles O. Holliday, Jr.	Chairman of the Board	Chairman of the Board of Bank of America Corporation
Linda P. Hudson	Director	CEO Emeritus and Former President and Chief Executive Officer of BAE Systems, Inc.
Monica C. Lozano	Director	Former Chairman and Chief Executive Officer, ImpreMedia, LLC
Thomas J. May	Director	Chairman, President and Chief Executive Officer of Northeast Utilities
Lionel L. Nowell, III	Director	Former Senior Vice President and Treasurer, PepsiCo Inc.
Clayton S. Rose	Director	Professor of Management Practice, Harvard Business School
R. David Yost	Director	Former Chief Executive Officer of AmerisourceBergen Corp.

1 Mr. de Weck is a citizen of Switzerland.

The following sets forth the name and present principal occupation of each executive officer and director of Banc of America Preferred Funding Corporation.  The business address of each of the executive officers and directors of Banc of America Preferred Funding Corporation is 214 North Tryon Street, Charlotte, North Carolina 28255.
Name	Position with Banc of America Preferred Funding Corporation	Principal Occupation
John J. Lawlor	Director and President	Managing Director, Municipal Markets and Public Sector Banking Executive of Merrill Lynch, Pierce, Fenner & Smith, Incorporated and Bank of America, N.A.
Margaret Scopelianos	Director and Managing Director	Managing Director, Public Sector Banking Executive of Bank of America, National Association
Edward J. Sisk	Director and Managing Director	Managing Director, Public Finance Executive of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, N.A.
Edward H. Curland	Director and Managing Director	Managing Director, Municipal Markets Executive for Trading of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, N.A.
David A. Stephens	Director and Managing Director	Managing Director, Executive for Public Finance and Public Sector Credit Products of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, N.A.
James E. Nacos	Managing Director	Managing Director, Municipal Markets Senior Trader of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, N.A.
Mona Payton	Managing Director	Managing Director, Municipal Markets Executive for Short-Term Trading of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, N.A.
John B. Sprung	Director	Corporate Director

The following sets forth the name and present principal occupation of each executive officer and director of Blue Ridge Investments, L.L.C.  The business address of each of the executive officers and directors of Blue Ridge Investments, L.L.C. is 100 North Tryon Street, Charlotte, North Carolina 28255.

Name	Position with Blue Ridge Investments, L.L.C.	Principal Occupation
William Arnold	Manager & Executive Vice President	Managing Director, Business Support Executive of Merrill Lynch, Pierce, Fenner & Smith Incorporated
Keith T. Banks	Executive Vice President	President US Trust and Co-Head Private Wealth Management of Bank of America, National Association
Anthony Biniaris	Manager & Executive Vice President	Managing Director, Capital Markets Finance Executive of Bank of America, National Association
Alastair Borthwick	Executive Vice President	Managing Director, Head of Global Commercial Banking of Bank of America, National Association
Eric R. Burgess	Executive Vice President	Managing Director, Corporate Investment Senior Financial Manager of Bank of America, National Association
Lisa L. Carnoy	Executive Vice President	Managing Director, Head of Capital Markets Merrill Lynch, Pierce, Fenner & Smith Incorporated
George C. Carp	Executive Vice President	Managing Director, Capital Markets Finance Executive of Bank of America Corporation
Elizabeth Chen	Manager & Executive Vice President	Senior Vice President, Business Executive-Operations of Countrywide Home Loans, Inc.
Neil A. Cotty	Executive Vice President	Chief Accounting Officer of Bank of America National Association
Sara M. Cummings	Executive Vice President	Managing Director, Liquidity Risk Senior Manager of Bank of America, National Association
Stephan L. Dellosso	Manager	Managing Director, Counterparty Global Markets Risk Management Executive of Bank of America, National Association
Lawrence Forte	Manager and Executive Vice President	Managing Director, Business Support Executive of Merrill Lynch, Pierce, Fenner & Smith Incorporated
Wendy J. Gorman	Executive Vice President	Managing Director, Risk Management Executive of Bank of America, National Association
Geoffrey Greener	Executive Vice President	Managing Director, Enterprise Capital Management Executive of Bank of America, National Association
Mark D. Linsz	Executive Vice President	Managing Director, Head of CFO Risk of Bank of America, National Association
Walter R. Louis	Executive Vice President	Senior Vice President, Senior Asset Liability Manager of Bank of America, National Association
William MacDonald	Manager and Executive Vice President	Managing Director, Global Loan Products Executive of Merrill Lynch, Pierce, Fenner & Smith Incorporated
Walter J. Muller	Executive Vice President	Managing Director, Chief Investment Officer of Bank of America, National Association
Gregory Mulligan[2]	Executive Vice President	Managing Director, Corporate Investment Quantitative Finance Executive of Bank of America, National Association/London Branch
James M. Probert	Executive Vice President	Managing Director, Product Head for High Grade Capital Markets-US of Merrill Lynch, Pierce, Fenner & Smith Incorporated
James G. Rose, Jr.	Manager and Executive Vice President	Managing Director, Product Head - Global Capital Markets of Merrill Lynch, Pierce, Fenner & Smith Incorporated
Robert A. Schleusner III	Executive Vice President	Managing Director, Product Head, Global SLCM-US Loan Capital Markets of Merrill Lynch, Pierce, Fenner & Smith Incorporated
Peter D. Taube	Manager and Executive Vice President	Managing Director, Global Wealth & Investment Management Finance Executive of Bank of America, National Association

2            Mr. Mulligan is a citizen of the United Kingdom.